UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2011

First Trinity Financial Corporation
(Exact Name of registrant as specified in its charter)

Commission File No. 000-52613

Oklahoma	34-1991436
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

7633 E 63rd Place, Suite 230, Tulsa, OK 74133
Address of principal executive offices) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On July 25, 2011, the Registrant, First Trinity Financial Corporation (“First Trinity”), through its wholly owned insurance subsidiary, Trinity Life Insurance Company (“Trinity Life”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) to acquire Doctors Life Insurance Company (“Doctors Life”), a California-domiciled stock life insurance Company.  Doctors Life is owned by The Doctors Company located in Napa, California.

Under the Purchase Agreement, which has been approved by the Board of Directors of both companies, Trinity Life will pay $4,500,000, subject to adjustment based upon required statutory capital and surplus, in cash for Doctors Life.

The transaction is subject to customary closing conditions including obtaining insurance and other regulatory approval.  Closing is anticipated to occur in December 2011.

The foregoing discussion is qualified by reference to the full text of the Purchase Agreement, which is filed as an exhibit to this report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Filed herewith is the following:

Exhibit No.	Description

2.1	Stock Purchase Agreement between Trinity Life Insurance Company, The Doctors Life Insurance Company and The Doctors Company, An Interinsurance Exchange dated July 25, 2011.

99.12	Press Release of July 26, 2011 relating to the announcement by First Trinity Financial Corporation of its execution of an agreement to acquire Doctors Life Insurance Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation

Date: July 27, 2011	By:	/s/ Gregg E. Zahn
Gregg E. Zahn
President and Chief Executive Officer

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